Exhibit 10.1

PURCHASE AND ROYALTY AGREEMENT

Between:

Green Energy Fields, Inc., a Nevada corporation, whose address is 3266 W. Galveston #101, Apache Junction, Arizona 85120, telephone number (480) 288-6530, facsimile number (480) 288-6532 (hereinafter, the "Purchaser"),

-and-

NPX Metals, Inc., a Nevada corporation, whose address is 3266 W. Galveston #101, Apache Junction, Arizona 85120, telephone number (480) 288-6530, facsimile number (480) 288-6532 (hereinafter, the "Vendor"),

WHEREAS the Vendor is the legal and beneficial owner of a 100% interest in those certain 86 unpatented lode mining claims, located in Mohave county, Arizona, set out in Appendix A attached hereto (the "Claims"), subject only to the royalty interest ("First Royalty") as set forth in that Purchase and Royalty Agreement dated March 10, 2010 attached hereto as Appendix D (the "First Royalty Agreement" attached), and otherwise free and clear of all encumbrances, liens or charges;

AND WHEREAS the Purchaser wishes to purchase the Claims under the following conditions:

1.	The Purchaser agrees to pay and grant to the Vendor the following:

(a)
US $65,000.00 on the earlier of 4-26-10 and the date that is the date of signing of a letter of intent between the Purchaser and a corporation whose securities are listed for trading on a recognized stock exchange (a "Pubco") regarding the vending or the optioning of the Claims to Pubco.

(b)
If the Purchaser transfers the Claims to a Pubco (a "Transaction"), Purchaser shall cause the Pubco entity to grant, subject to receipt of all requisite regulatory approvals, 200,000 common shares in the capital stock of such Pubco to the Vendor.

2.
Upon payment and grant of all monies and shares as specified in Paragraph 1, the Vendor gives and grants to the Purchaser an undivided 100% right, title and interest in and to the Claims, subject only to the First Royalty and the Second Royalty (defined below).

3.	The Vendor hereby and at the Closing (defined below) represents and warrants that:

(a)	it is, subject to the paramount rights of the United States, the owners of an undivided 100% legal and beneficial interest in and to the Claims;

(b)	the Claims are free and clear of any encumbrances, liens or charges and neither they nor any of their predecessors in interest or title have done anything whereby the Claims may be encumbered;

(c)	the Claims are in good standing under all applicable laws and regulations and all assessment work or claim maintenance fees required by applicable law has been performed and filed and all taxes have been paid;

(d)	the Claims have been properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situated, and that there are no disputes over title to the Claims, except that no representation is made related to the existence of discovery of valuable mineral within the Claims;

(e)	it has the right to enter into this Purchase and Royalty Agreement and to dispose of 100% of their right, title and interest in and to the Claims to the Purchaser;

(f)	upon the payment by the Purchaser or its assign of all the amounts specified in Paragraph 1(a) and the issuance and delivery of the shares specified in Paragraph 1(b) above, the purchase of the Claims by the Purchaser or its assign shall be completed (the "Closing") and, immediately thereafter, the Vendor shall execute and deliver a quit claim deed or such other documents as the Purchaser may reasonably require transferring 100% of their right, title and interest in and to the Claims to the Purchaser subject to the reservation of a royalty (the "Second Royalty"), which deed and royalty shall be in the form of the Quitclaim Deed and Reservation of Royalty attached hereto as Appendix B. Purchaser shall record the Quitclaim Deed in the official records of Mohave County immediately after the Closing and shall also file a copy thereof with the Arizona State Office of the Bureau of Land Management as a Notice of Transfer of Interest not more than 60 days after the Closing; and

(g)	to the knowledge of the Vendor there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof or interest therein and, except for the First Royalty, no person holds any royalty or interest whatsoever in production or profits from the Claims or any portion thereof.

The representations and warranties herein shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Purchase and Royalty Agreement and there shall be no merger of any representations and warranties in such assignments, conveyances, transfers and documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Purchaser shall have the right to waive any representation and warranty made by the Vendor in the Purchaser's favor without prejudice to any of its recourses with respect to any other breach by the Vendor. All of the representations and warranties contained in this Purchase and Royalty Agreement shall survive the closing of this transaction.

6.	Up to and including the Closing, the Vendor shall be responsible for making all payments required to maintain the Claims in good standing including, but not limited to, all rentals, levies, duties, royalties, assessments, fees, taxes or other governmental charges levied with respect to the Claims.

7.
The Purchaser and its successors and assigns shall have the right, exercisable at any time, to reduce the Second Royalty from three percent (3%) to zero percent (0%) by paying to the Vendor the aggregate sum of US $1,500,000.00 (US $500,000.00 for each 1%). The Purchaser and its successors and assigns shall also have the right, exercisable at any time, to reduce the First Royalty in accordance with the terms of the First Royalty Agreement.

8.
The Purchaser agrees to indemnify and save harmless the Vendor from and against all suits, claims, demands, losses and expenses that directly arise from the Purchaser's activities on the Claims. The Vendor hereby reciprocally indemnifies and saves harmless the Purchaser from and against all suits, claims, demands, losses and expenses that directly arise from the Vendor's activities on the Claims.

9.
The Vendor represents that all available data (both relating to exploration and the interpretive results of exploration) and sampling relating to the Claims in the possession of or controlled by the Vendor has been delivered to the Purchaser. Vendor represents that to the best of its knowledge and belief the data is accurate and the interpretation made in good faith.

10.
This Purchase and Royalty Agreement will become binding upon its execution by the parties; the parties may enter into a more formal purchase agreement, but until any such formal ageement is signed, the parties will be bound by the terms of this Purchase and Royalty Agreement.

11.	The parties further agree that:

(a)
Each of the parties hereby covenants and agrees to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Purchase and Royalty Agreement.

(b)	The Purchase and Royalty Agreement is subject to the receipt of all requisite regulatory approvals.

(c)
The representations, warranties and covenants in this Purchase and Royalty Agreement will survive any closing or advance of funds and, notwithstanding such closing or advances, will continue in full force and effect.

(d)
Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

(i)	the same day if given by personal service or if transmitted by fax; and

(ii)	the fifth business day next following the day of posting if sent by regular post.

(e)
This Purchase and Royalty Agreement will be governed by and be construed in accordance with the laws of the State of Arizona and applicable laws of the United States concerning unpatented lode mining claims. Any disputes between the parties shall be settled by arbitration under the terms of the Arbitration Provisions appended hereto as Appendix C.

(f)	This Purchase and Royalty Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

(g)
This Purchase and Royalty Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and appendices form a part of and are incorporated by reference into this Purchase and Royalty Agreement.

(h)	No modification or amendment to this Purchase and Royalty Agreement may be made unless agreed to by the parties thereto in writing.

(i)
If any provision of this Purchase and Royalty Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

(j)	Time is of the essence.

(k)	This Purchase and Royalty Agreement may be executed in any number of counterparts with the same effect as if all parties to this Purchase and Royalty Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

Dated this 20 day of April, 2010.

PURCHASER:

GREEN ENERGY FIELDS, INC.

	By:	/s/ Joshua D. Bleak
Authorized Signatory

VENDOR:

NPX METALS, INC.

	By:	/s/ Daniel R. Bleak
Authorized Signatory

APPENDIX A
DESCRIPTION OF CLAIMS

Line No.	AMC Number	Claim/Site Name	County Recorder Data	SEC, TWP, RNG
1	374325	AP1	2006-102529	Sec 26, T12N, R13W
2	374326	AP2	2006-100277	Sec 26, T12N, R13W
3	374327	AP3	2006-100278	Sec 26, T12N, R13W
4	374328	AP4	2006-100279	Sec 26, T12N, R13W
5	374329	AP5	2006-100280	Sec 26, T12N, R13W
6	374330	AP6	2006-100281	Sec 26, T12N, R13W
7	374331	AP7	2006-100282	Sec 26, T12N, R13W
8	374332	AP8	2006-100283	Sec 26, T12N, R13W
9	374333	AP9	2006-100284	Sec 26&27, T12N, R13W
10	374334	AP10	2006-100285	Sec 26&27, T12N, R13W
11	374335	AP11	2006-100286	Sec 26, T12N, R13W
12	374336	AP12	2006-100287	Sec 26, T12N, R13W
13	374337	AP13	2006-100288	Sec 26, T12N, R13W
14	374338	AP14	2006-100289	Sec 26, T12N, R13W
15	374339	AP15	2006-100290	Sec 26, T12N, R13W
16	374340	AP16	2006-100291	Sec 26, T12N, R13W
17	374341	AP17	2006-100292	Sec 26, T12N, R13W
18	374342	AP18	2006-100293	Sec 26, T12N, R13W
19	374343	AP19	2006-100294	Sec 26, T12N, R13W
20	374344	AP20	2006-100295	Sec 26, T12N, RI 3W
21	374345	AP21	2006-100296	Sec 26, T12N, R13W
22	374346	AP22	2006-100297	Sec 26, T12N, Ri 3W

23	374347	AP23	2006-100298	Sec 26, T12N, R13W
24	374348	AP24	2006-100299	Sec 26, T12N, R13W
25	374349	AP25	2006-100300	Sec 26&27, T12N, R13W
26	374350	AP28	2006-100301	Sec 22&27, T12N, R13W
27	374351	AP29	2006-100302	Sec 22&27, T12N, R13W
28	374352	AP30	2006-100303	Sec 22&27, T12N, R13W
29	374353	AP31	2006-100304	Sec 22&27, T12N, R13W
30	374354	AP32	2006-100305	Sec 22&27, T12N, R13W
31	374355	AP33	2006-100306	Sec 22&27, T12N, R13W
32	374356	AP35	2006-100307	Sec 22, T12N, R13W
33	374357	AP36	2006-100308	Sec 22, T12N, R13W
34	374358	AP37	2006-100309	Sec 22, T12N, R13W
35	374359	AP38	2006-100310	Sec 22, T12N, R13W
36	374360	AP39	2006-100311	Sec 22,712N, R13W
37	374361	AP40	2006-100312	Sec 22, T12N, R13W
38	374362	AP41	2006-100313	Sec 22, T12N, R13W
39	374363	AP42	2006-100314	Sec 22, T12N, R13W
40	374364	AP43	2006-100315	Sec 22, T12N, R13W
41	374365	AP44	2006-100316	Sec 22, T12N, R13W
42	374366	AP45	2006-100317	Sec 22, T12N, R13W
43	374367	AP46	2006-100318	Sec 22, T12N, R13W
44	374368	AP47	2006-100319	Sec 22, T12N, R13W
45	374369	AP110	2006-100320	Sec 35, T12N, R13W
46	374370	AP111	2006-100321	Sec 35, T12N, R13W
47	374371	AP112	2006-100322	Sec 35, T12N, R13W
48	374372	AP113	2006-100323	Sec 35, T12N, R13W

49	374373	AP114	2006-100324	Sec 35, T12N, R13W
50	374374	AP115	2006-100325	Sec 35, T12N, R13W
51	374375	AP116	2006-100326	Sec 35, T12N, R13W
52	374376	AP117	2006-100327	Sec 35, T12N, R13W
53	374377	AP118	2006-100328	Sec 35, T12N, R13W
54	374378	AP119	2006-100329	Sec 35, T12N, R13W
55	374379	AP120	2006-100330	Sec 35, T12N, R13W
56	374380	AP121	2006-10033,1	Sec 35, T12N, R13W
57	374381	AP122	2006-100332	Sec 27, T12N, R13W
58	374382	AP123	2006-100333	Sec 27, T12N, R13W
59	374383	AP124	2006-100334	Sec 27, T12N, R13W
60	374384	AP125	2006-100335	Sec 27, T12N, R13W
61	374385	AP126	2006-100336	Sec 27, T12N, R13W
62	374386	AP127	2006-100337	Sec 27, T12N, R13W
63	374387	AP128	2006-100338	Sec 27, T12N, R13W
64	374388	AP129	2006-100339	Sec 27, T12N, R13W
65	374389	AP130	2006-100340	Sec 27, T12N, R13W
66	374390	SM48	2006-100341	Sec 22, T12N, R13W
67	374391	SM49	2006-100342	Sec 22, T12N, R13W
68	374392	SM50	2006-100343	Sec 22, T12N, R13W
69	374393	SM51	2006-100344	Sec 22, T12N, R13W
70	374394	SM52	2006-100345	Sec 22, T12N, R13W
71	374395	SM53	2006-100346	Sec 36, T12N, R13W
72	374396	SM54	2006-100347	Sec 36, T12N, R13W
73	374397	SM55	2006-100348	Sec 36, T12N, R13W
74	374398	SM56	2006-100349	Sec 36, T12N, R13W

75	374399	SP1	2006-100350	Sec 35, T12N, R13W
76	374400	SP2	2006-100351	Sec 35, T12N, R13W
77	374401	SP3	2006-100352	Sec 35, T12N, R13W
78	374402	SP4	2006-100353	Sec 35, T12N, R13W
79	374403	SP5	2006-100354	Sec 35, T12N, R13W
80	374404	SP6	2006-100355	Sec 35, T12N, WSW
81	374405	SP7	2006-100356	Sec 35, T12N, R13W
82	374406	SP8	2006-100357	Sec 35, T12N, R13W
83	374407	SP9	2006-100358	Sec 35, TI2N, R13W
84	374408	SPIO	2006-100359	Sec 35, T12N, R13W
85	374409	SP11	2006-100360	Sec 35, T12N, R13W
86	374410	SP12	2006-100361	Sec 35, T12N, R13W

APPENDIX C

ARBITRATION PROVISIONS

I.     PURPOSE.

The following procedures and substantive matters shall be followed to resolve disputes arising under or relating to the Agreement, including but not limited to allegations that the Agreement has been terminated.

II.    DEFINITIONS.

For purposes of these Arbitration Provisions capitalized words and phrases defined in the Agreement shall have the same meaning herein, unless otherwise defined in these Arbitration Provisions.

A.	"Agreement" shall mean the agreement to which these Arbitration Provisions are appended.

B.	"AAA" shall mean the American Arbitration Association.

C.	"Arbitration Rules" shall mean the Commercial Arbitration Rules of the AAA.

D.	"Agreement Date" shall mean the date stated as the date of the Agreement.

E.	"Party" or "Parties" means a party to the Agreement who is a Claimant or Respondent.

F.	"Claimant" shall have the meaning given in Section III.b of these Arbitration Provisions.

G.	"Respondent" shall have the meaning given in Section III.b of these Arbitration Provisions.

III.   ARBITRATION.

a.   Resolution of Disputes. Any dispute, controversy or claim arising out of or relating to the Agreement or the subject matter of the Agreement, or the breach, termination, or invalidity of the Agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect on the Agreement Date, except as otherwise provided herein.

b.   Appointment of Arbitrator(s). There shall be one arbitrator appointed by the Parties. If the Parties fail to agree on a single arbitrator within 20 days after arbitration is initiated, there shall be three arbitrators, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any Party. The Party initiating arbitration ("Claimant") and the Party named as respondent ("Respondent") shall each name an arbitrator in the manner provided by the Commercial Arbitration Rules specified above. Such arbitrators shall, by their agreement, select the third arbitrator. Should the services of an appointment or administering authority be necessary, the appointment or administering authority shall be the AAA. If any Party entitled to name an arbitrator should abstain from doing so, the AAA shall appoint such arbitrator.

c.   Procedure. The place of arbitration shall be in Phoenix, Arizona, unless otherwise agreed by the Parties. The arbitrator(s) shall apply the law as made applicable by the Agreement. Unless the procedure for discovery is otherwise agreed to by the Parties, the arbitrator or arbitrators, at the request of a Party, may establish rules for pre hearing discovery which shall comport with due process, expeditious determination of the issues and fairness. Unless otherwise agreed by the Parties, the depositions of no more than two witnesses on each side may be taken without the consent of the arbitrator(s). The Federal Rules of Civil Procedure shall govern all aspects of the depositions, including admissibility.

d.   Award. If more than one arbitrator has been appointed, the decision in the arbitration shall be adopted by majority vote. The decision in the arbitration shall be rendered, unless otherwise agreed by the Parties, no later than 30 days after the date the hearings were closed. The decision of the arbitrator(s) shall be in writing, shall be signed at least by the arbitrators casting the majority vote or by the sole arbitrator, as the case may be, and shall be final and binding on the Parties. If the Parties settle the dispute in the course of arbitration, such settlement shall be approved by the arbitrator(s) on request of either Party and become the award.